UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)      October 11, 2004


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                     1-04721                  48-0457967
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)


   6200 Sprint Parkway, Overland Park, Kansas                 66251
     (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code           (913) 624-3000



          (Former name or former address, if changed since last report)


               P. O. Box 7997, Shawnee Mission, Kansas 66207-0997
                (Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement

On October 11, 2004, the Board of Directors of Sprint Corporation ("Sprint") adopted amendments to the Management Incentive Plan, the Executive Deferred Compensation Plan, the Directors' Deferred Fee Plan, and the 1997 Long-Term Stock Incentive Program.

Management Incentive Plan

The Management Incentive Plan provides for the payment to executive officers and other eligible employees of incentive compensation based on the achievement of near-term objectives of the corporation. The amendment would provide for a pro-rated payment to be made, based on 100% of a participant's target, as soon as practicable after the participant's death rather than following the end of the performance cycle. In addition, other changes were made relating to the manner in which the plan is administered.

Executive Deferred Compensation Plan and Directors' Deferred Fee Plan

The Executive Deferred Compensation Plan allows executive officers and other eligible employees of Sprint to defer a portion of their annual compensation. The Directors' Deferred Fee Plan allows outside directors of Sprint to defer a portion of their annual retainer, meeting fees and committee meeting fees. Currently, the plan year for these plans runs from May 1 of a year through April 30 of the following year.

These plans were amended to provide for a shortened plan year in 2005, beginning on May 1, 2005 and ending on December 31, 2005, and for subsequent plan years to be on a calendar year basis. In addition, the plans now require enrollment to be made during the calendar year preceding the plan year (or, for outside directors, within 30 days after initial eligibility to participate in the plan).

1997 Long-Term Stock Incentive Program

The 1997 Long-Term Stock Incentive Program (the "1997 Program") provides for the grant of stock options, restricted stock, restricted stock units and other equity based awards to directors, officers and other eligible employees of Sprint. In addition, the 1997 Program allows outside directors of Sprint to elect to use a portion of their retainer, meeting fees and committee meeting fees to purchase shares of Sprint common stock. They can also elect to have the purchased shares deferred and placed in a trust.

The 1997 Program was amended to require that the election by outside directors to use their retainer, meeting fees and committee meeting fees to acquire stock be made in the calendar year before the retainer and fees are earned. In addition, the 1997 Program was amended to provide that the election for 2005 apply to the retainer and fees earned from May 1, 2005 to December 31, 2005 and for subsequent elections to apply to the retainer and fees earned in a calendar year.

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The 1997 Program was also amended to provide (1) that one of the standard  terms for Other Stock Unit Awards granted under the plan is that, once vested, the award will not be forfeited if the grantee goes to work for or becomes associated with a competitor of Sprint, and (2) that the Compensation Committee of the Sprint Board can delegate to Section 16 executive officers the right to grant, cancel or suspend awards to employees who are not Section 16 executive officers.

Item 9.01  Financial Statements and Exhibits

10.1 Management Incentive Plan, as amended.

10.2 Executive  Deferred Compensation Plan, as amended.   Summary of Amendments
     to the Executive Deferred Compensation Plan.

10.3 Directors' Deferred Fee Plan, as amended.

10.4 1997 Long-Term Stock Incentive Program, as amended.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   SPRINT CORPORATION



Date:  October 12, 2004            By: /s/ Michael T. Hyde
                                           Michael T. Hyde, Assistant Secretary













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                                  EXHIBIT INDEX


Exhibit
Number    Description                                                 Page

10.1      Management Incentive Plan, as amended.

10.2      Executive  Deferred  Compensation  Plan,  as   amended.
          Summary   of  Amendments  to  the  Executive   Deferred
          Compensation Plan.

10.3      Directors' Deferred Fee Plan, as amended.

10.4      1997 Long-Term Stock Incentive Program, as amended.



























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